                                                                    EXHIBIT 2.10

                             AMENDED AND RESTATED

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                               USWEB CORPORATION

                       USWEB ACQUISITION CORPORATION 113

                                      AND

                          INTERNET CYBERNAUTICS, INC.

                          DATED AS OF AUGUST 31, 1997

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----

ARTICLE I - THE MERGER...............................................................2

     1.1   The Merger................................................................2
     1.2   Effective Time............................................................2
     1.3   Effect of the Merger......................................................2
     1.4   Certificate of Incorporation; Bylaws......................................2
     1.5   Directors and Officers....................................................2
     1.6   Effect of Merger on the Capital Stock of the Constituent Corporations.....3
     1.7   Surrender of Certificates.................................................4
     1.8   No Further Ownership Rights in Company Capital Stock......................6
     1.9   Lost, Stolen or Destroyed Certificates....................................6
     1.10  Purchase Price Adjustments................................................6
     1.11  Parent Common Stock.......................................................8
     1.12  Tax Consequences..........................................................9
     1.13  Taking of Necessary Action; Further Action................................9

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................9

     2.1   Organization of the Company...............................................9
     2.2   Company Capital Structure................................................10
     2.3   Subsidiaries.............................................................10
     2.4   Authority................................................................10
     2.5   No Conflict..............................................................10
     2.6   Consents.................................................................11
     2.7   Company Financial Statements.............................................11
     2.8   No Undisclosed Liabilities...............................................11
     2.9   No Changes...............................................................11
     2.10  Tax Matters..............................................................13
     2.11  Restrictions on Business Activities......................................15
     2.12  Title to Properties; Absence of Liens and Encumbrances;
           Condition of Equipment...................................................15
     2.13  Intellectual Property....................................................16
     2.14  Agreements, Contracts and Commitments....................................18
     2.15  Interested Party Transactions............................................20
     2.16  Governmental Authorization...............................................20
     2.17  Litigation...............................................................20
     2.18  Accounts Receivable......................................................21
     2.19  Minute Books.............................................................21
     2.20  Environmental Matters....................................................21
     2.21  Brokers' and Finders' Fees; Third Party Expenses.........................22


                               TABLE OF CONTENTS
                                  (continued)

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
                                                                                  Page
                                                                                  ----
     2.22  Employee Benefit Plans and Compensation..................................22
     2.23  Insurance................................................................25
     2.24  Compliance with Laws.....................................................25
     2.25  Warranties; Indemnities..................................................25
     2.26  Complete Copies of Materials.............................................25
     2.27  Representations Complete.................................................25
     2.28  Business Plan............................................................25
     2.29  Backlog Report...........................................................25

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB......................26

     3.1   Organization, Standing and Power.........................................26
     3.2   Authority................................................................26
     3.3   No Conflict..............................................................26
     3.4   Consents.................................................................26
     3.5   Capital Structure........................................................27
     3.6   Brokers' and Finders' Fees...............................................27
     3.7   No Changes...............................................................27
     3.8   Complete Copies of Materials.............................................28
     3.9   Parent Financial Statements..............................................28
     3.10  Litigation...............................................................28
     3.11  Compliance with Laws.....................................................28

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME....................................29

     4.1   Conduct of Business of the Company.......................................29
     4.2   No Solicitation..........................................................31

ARTICLE V - ADDITIONAL AGREEMENTS...................................................32

     5.1   Confidentiality..........................................................32
     5.2   Expenses.................................................................32
     5.3   Post-Closing Employment of Company Employees.............................32
     5.4   Access to Information....................................................34
     5.5   Public Disclosure........................................................34
     5.6   Consents.................................................................35
     5.7   FIRPTA Compliance........................................................35
     5.8   Best Efforts.............................................................35
     5.9   Notification of Certain Matters..........................................35


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
                               TABLE OF CONTENTS
                                  (continued)

                                                                                  PAGE
                                                                                  ----
     5.10  Additional Documents and Further Assurances..............................35
     5.11  Section 368 Compliance...................................................35
     5.12  Parent Policies..........................................................35
     5.13  Tax Returns..............................................................36

ARTICLE VI - CONDITIONS TO THE MERGER...............................................36

     6.1   Conditions to Obligations of Each Party to Effect the Merger.............36
     6.2   Additional Conditions to Obligations of Company..........................36
     6.3   Additional Conditions to the Obligations of Parent and Sub...............37

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND
              WARRANTIES; ESCROW....................................................39

     7.1   Survival of Representations and Warranties...............................39

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER....................................39

     8.1   Termination..............................................................39
     8.2   Effect of Termination....................................................40
     8.3   Amendment................................................................40
     8.4   Extension; Waiver........................................................40

ARTICLE IX - GENERAL PROVISIONS.....................................................40

     9.1   Notices..................................................................40
     9.2   Interpretation...........................................................41
     9.3   Counterparts.............................................................41
     9.4   Entire Agreement; Assignment.............................................42
     9.5   Severability.............................................................42
     9.6   Other Remedies...........................................................42
     9.7   Governing Law............................................................42
     9.8   Rules of Construction....................................................42

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION


     This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into on September 26, 1997 to be effective as
----------
of August 31, 1997 (the "Agreement Date"), among USWeb Corporation, a Utah
                         --------------
corporation ("Parent"), USWeb Acquisition Corporation 113, a Delaware
              ------
corporation and a wholly owned subsidiary of Parent ("Sub"), and Internet
                                                      ---
Cybernautics, Inc., a Delaware corporation (the "Company").
                                                 -------


                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of the Company with and into Sub (the "Merger" or "Acquisition") and, in furtherance thereof, have
                   ------      -----------
approved the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of Common Stock of Parent.

     C. Fifty Percent (50%) of the shares of Common Stock of Parent issued in connection with the Merger at the Effective Time shall be placed in a one-year escrow for the purposes of (i) satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties or covenants or (ii) making adjustments to the purchase price paid by Parent.

     D. The Company, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     E. The parties hereto desire that each employee of the Company prior to the Merger shall be offered an opportunity of employment by Sub or Parent following the Merger. Each party understands and agrees that any such employee or Sub or Parent shall have the right to terminate any such employment at any time.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"),
                                                                ------------
the Company shall be merged with and into Sub, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
                                                              ---------
Corporation."
-----------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
-------------
to be consummated by submitting for filing an Agreement and Plan of Merger (or like instrument) with the Secretary of State of Delaware (the "Merger
                                                               ------
Articles"), in accordance with the relevant provisions of Delaware Law (the time of filing with the Secretary of State of Delaware being referred to herein as the "Effective Time").
     --------------

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The director(s) of Sub immediately prior to
          ----------------------
the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation. Parent shall cause Keith

Schaefer to be elected immediately after the Effective Time as "Vice President and General Manager" of the Surviving Corporation to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

          (a)  Exchange of Stock; Purchase Price Adjustments.  As of the
               ---------------------------------------------
Effective Time of the Merger, each share of the Company's Common Stock, $0.001 par value (the "Company Common Stock") and each share of the Company's Preferred
                --------------------
Stock, $0.001 par value (the "Company Preferred Stock"), that is issued and
                              -----------------------
outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Sub, the Company, or the Company's stockholders (the "Company Stockholders"), be canceled and extinguished and each
                   --------------------
Company Stockholder shall have the right to receive, subject to Article II of the Indemnification and Escrow Agreement in substantially the form attached as Exhibit E (the "Indemnification Agreement"), (i) (A) with respect to each share
---------       -------------------------
of Company Preferred Stock owned by such Company Stockholder immediately prior to the Effective Time, a fractional share of Parent Common Stock, par value $0.001 per share ("Parent Common Stock"), equal to the result of dividing (1)
                   -------------------
$0.95 by (2) the Fair Value Per Share of Parent Common Stock as of the Closing Date, or (B) with respect to each share of Company Common Stock owned by such Company Stockholder immediately prior to the Effective Time, a fractional share of Parent Common Stock equal to the result of dividing (1) 1,341,550 minus the number of shares of Parent Common Stock to be issued in connection with the Merger at the Effective Time pursuant to the preceding sub-clause (A), by (2) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (ii) such Company Stockholder's pro rata portion of that number of additional shares of Parent Common Stock as and to the extent provided in Section 1.10 of this Agreement (the "Purchase Price Adjustment").
                                                 -------------------------
For purposes of Clause (ii) of the immediately preceding sentence: (A) the pro rata portion of the Purchase Price Adjustment in the case of a holder of Series A Preferred of the Company shall be determined by multiplying (1) the percentage of shares of Parent Common Stock issued at the Effective Time with respect to Company Preferred Stock (excluding shares issued to holders of Company Series B Preferred Stock) by (2) a fraction, the numerator of which is the number of shares of Series A Preferred Stock of the Company beneficially owned by such Company Stockholder immediately prior to the Effective Time and the denominator of which shall be the total number of shares of Series A Preferred Stock of the Company outstanding immediately prior to the Effective Time; and (B) the pro rata portion of the Purchase Price Adjustment in the case of a holder of Company Common Stock shall be determined by multiplying (1) the percentage of shares of Parent Common Stock issued at the Effective Time with respect to Company Common Stock (excluding shares issued to holders of Company Series B Preferred Stock) by a fraction, the numerator of which is the number of shares of Company Common Stock beneficially owned by such Company Stockholder immediately prior to the Effective Time and the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time. Notwithstanding the foregoing, subject to Purchase Price Adjustments pursuant to
Section 1.10, the maximum number of shares of Parent Common Stock to be issued by Parent in connection with the Merger at the Effective Time shall be 1,341,550 and the Company shall adjust the exchange ratios set forth in Section 1.6(a)(i) if necessary to avoid the issuance of more than such maximum number of shares of Parent Common Stock. The

Original Purchase Price and the Purchase Price Adjustments, if any, are hereinafter collectively referred to as the "Merger Consideration."
                                             --------------------

          (b)  Stock Options.  At or prior to the Effective Time, all warrants,
               -------------
rights convertible into capital stock, options or similar rights to purchase Company capital stock shall be canceled and of no further force and effect.

          (c)  Adjustments to Parent Common Stock.  The number of shares of
               ----------------------------------
Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Company Common Stock or Company Preferred Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock, Company Common Stock or Company Preferred Stock occurring after the date hereof.

          (d)  Fractional Shares.  No fractional share of Parent Common Stock
               -----------------
shall be issued in the Merger, including a Purchase Price Adjustment pursuant to
Section 1.10 below. In lieu thereof, the number of shares otherwise issued or issuable shall be rounded to the nearest whole share, with one-half share or more being rounded up.

          (e)  Definitions.
               -----------

               (i)    Fair Value Per Share.  The Fair Value Per Share of Parent
                      --------------------
Common Stock, as of any particular date, shall mean, if Parent's Common Stock is then traded on an exchange or national quotation system, the average closing price per share of Parent's Common Stock as traded on such exchange or national quotation system during the 10 trading day period ending three business days prior to the date of determination or, if not so traded, the fair market value per share of such Parent's Common Stock as most recently determined by Parent's Board of Directors acting in good faith.

               (ii)   Escrow Amount; Escrow Agent.  The "Escrow Amount" shall be
                      ---------------------------        -------------
equal to (i) Fifty Percent (50%) of the number of shares of Parent Common Stock issued in connection with the Merger at the Effective Time and shall be delivered into escrow pursuant to the Indemnification Agreement by the Company Stockholders (except holders of the outstanding shares of Series B Preferred Stock of the Company) pro rata based on such Company Stockholders' relative interest in the Purchase Price Adjustment calculated as provided in Section 1.6(a). The Escrow Agent shall be the secretary of Parent, or his designee, so long as Parent is a privately held company. Thereafter, any transfer agent for Parent's Common Stock may be appointed Escrow Agent.

               (iii)  Original Purchase Price.  For purposes of this Agreement,
                      -----------------------
the "Original Purchase Price" is $4,024,650.

          (f)  Broadview Shares.  Parent acknowledges that the Company shall
               ----------------
issue immediately prior to the Effective Time to Broadview Associates ("Broadview") shares of Company Series B Preferred Stock (the "Broadview
  ---------                                                    ---------
Shares") in satisfaction of the Company's obligations
------
under the letter agreement between the Company and Broadview Associates dated July 22, 1997, as amended (the "Broadview Letter Agreement").
                           --------------------------

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  The Secretary of Parent or such other entity
               --------------
reasonably designated by Parent shall serve as exchange agent (the "Exchange
                                                                    --------
Agent") in the Merger.
-----

          (b)  Parent to Provide Common Stock.  Promptly after the Effective
               ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for outstanding shares of Company Common Stock and Company Preferred Stock; provided, that on behalf of the Company Stockholders, Parent shall deposit the Escrow Amount into the Escrow Fund.

          (c)  Exchange Procedures.  Promptly after the Effective Time, the
               -------------------
Surviving Corporation shall cause to be mailed to each Company Stockholder (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which
                                                 ------------
immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Stockholder shall be entitled to receive in exchange therefor a certificate representing the number of shares issuable to such Company Stockholder as part of the Original Purchase Price (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund (as defined in the Indemnification Agreement) on such holder's behalf pursuant to the Indemnification Agreement) and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Indemnification Agreement, Parent shall cause to be distributed to the Escrow Agent (as defined in the Indemnification Agreement) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount. Such consideration shall be beneficially owned by the holders on whose behalf such consideration was deposited in the Escrow Fund and shall be available to compensate Parent as provided in the Indemnification Agreement. Until surrendered to the Exchange Agent, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock or Company Preferred Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the right to receive Merger Consideration pursuant to Section
1.6 hereof.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon conversion of the shares of Company Common Stock or Company Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Sub or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or have established to the satisfaction of Sub or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock, Company Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

       1.8 No Further Ownership Rights in Company Capital Stock.  All shares of
           ----------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company capital stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company capital stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company capital stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

       1.9 Lost, Stolen or Destroyed Certificates.  In the event any
           --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6(a); provided, however, that Sub may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Sub or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10  Purchase Price Adjustments.  The Original Purchase Price shall be
           --------------------------
subject to adjustment as follows:

           (a) Six-Month Adjustment.  As promptly as commercially practicable
               --------------------
after the close of business on January 31, 1998 (the "First Adjustment Date"),
                                                      ---------------------
Parent shall conduct a valuation of Sub according to the operation of Parent's Valuation Model attached as Exhibit A (the "Valuation Model"). Parent shall
                            ---------       ---------------
then calculate the "First Adjustment to Purchase Price" as follows:
                    ----------------------------------

               FAPP = FADV - OPP

     where     FAPP is the First Adjustment to Purchase Price;
               FADV is the "First Adjustment Date Value" as calculated on the
                            ---------------------------
               First Adjustment Date using the Valuation Model; and
               OPP is the "Original Purchase Price."
                           -----------------------

                    (i)  If FAPP is greater than zero, then Parent pursuant to
Section 1.10(c) shall pay to the Company Stockholders (except the holders of the shares of Series B Preferred Stock of the Company outstanding immediately prior to the Effective Time) promptly after the First Adjustment Date a number of shares calculated as follows:

               FSP = (FAPP / FVPSFAD) x .25

     where     FSP is the "First Shares Payment";
               FAPP is the First Adjustment to Purchase Price as calculated above; and
               FVPSFAD is the Fair Value Per Share of Parent's Common Stock on the First Adjustment Date.

                    (ii) If FAPP is less than zero, then the Escrow Agent pursuant to Section 1.10(c) shall pay to Parent from the Escrow Amount promptly after the First Adjustment Date a number of shares calculated as follows:

               FSP = (-FAPP / FVPSAD)

     where          FSP is the "First Shares Payment;"
                                --------------------
                    FAPP is the First Adjustment to Purchase Price as calculated above; and
                    FVPSAD is $3.00.

If FAPP equals zero, no adjustment to the Original Purchase Price shall be made for the First Adjustment Date.

           (b) Twelve-Month Adjustment.  As promptly as commercially practicable
               -----------------------
after the close of business on July 31, 1998 (the "Second Adjustment Date"),
                                                   ----------------------
Parent shall conduct a valuation of Sub according to the Valuation Model.
Parent shall then calculate the "Second Adjustment to Purchase Price" as follows:

               SAPP = SADV - FADV

     where     SAPP is the "Second Adjustment to Purchase Price;"
                            -----------------------------------
               SADV is the "Second Adjustment Date Value" as calculated on the
                            ----------------------------
               Second Adjustment Date using the Valuation Model; and
               FADV is the First Adjustment Date Value.

                    (i)  If SAPP is greater than zero, then Parent pursuant to
Section 1.10(c) shall pay to the Company Stockholders (except the holders of Series B Preferred Stock of the Company outstanding immediately prior to the Effective Time) promptly after the Second Adjustment Date a number of shares calculated as follows:

               SSP = (SAPP / FVPSSAD) x .25

     where     SSP is the "Second Shares Payment";
                           ---------------------
               SAPP is the Second Adjustment to Purchase Price as calculated above; and
               FVPSSAD is the "Fair Value Per Share of Parent's Common Stock on
                               ------------------------------------------------
               the Second Adjustment Date."
               --------------------------

                    (ii) If SAPP is less than zero, then the Escrow Agent pursuant to Section 1.10(c) shall pay to Parent from the Escrow Amount promptly after the Second Adjustment Date a number of shares calculated as follows:

               SSP = (-SAPP / FVPSAD)

     where     SSP is the "Second Shares Payment;"
                           ---------------------
               SAPP is the Second Adjustment to Purchase Price as calculated above; and
               FVPSAD is $3.00.

If SAPP equals zero, no adjustment to the Original Purchase Price shall be made for the Second Adjustment Date.

          (c) As promptly as commercially practicable after the First Adjustment Date and the Second Adjustment Date, Parent shall deliver to the Representative (as defined in the Indemnification Agreement) a reasonably detailed report indicating the basis for its respective calculations of FAPP and SAPP. The Representative shall have two weeks from the date of delivery of each such report to determine whether to dispute the calculation. Parent shall make available to the Representative, if reasonably requested by Representative in connection with its review, at a reasonable time and for a reasonable period of time a representative of Parent or Sub involved in making such calculations or analyzing the supporting data. Promptly upon the later of (i) the expiration of the two-week period following each date of delivery Parent's report of FAPP and SAPP or (ii) the resolution of a dispute with respect to Parent's calculations of FAPP and SAPP, Parent or the Escrow Agent, as applicable, shall deliver the number of shares, if any, required under Sections 1.10(a) or 1.10(b), respectively. Any payment by Parent of additional shares of Parent

Common Stock pursuant to Sections 1.10(a)(i) or 1.10(b)(i) and any delivery by the Escrow Agent to Parent pursuant to Sections 1.10(a)(ii) or 1.10(b)(ii) shall be made to the Company Stockholders or from the Escrow Amount, as applicable, pro rata (based on such Company Stockholders' respective interests in the Purchase Price Adjustment calculated as provided in Section 1.6(a). Any dispute regarding an adjustment in the Original Purchase Price pursuant to this Section
1.10 shall be resolved in accordance with the mechanism described in Article II of the Indemnification Agreement.

      1.11  Parent Common Stock.  The shares of Parent Common Stock issued in
            -------------------
connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares may not be transferred or
                       --------------
resold thereafter, except in compliance with the terms of this Agreement and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

      1.12  Tax Consequences.  It is intended by the parties hereto that the
            ----------------
Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and it shall be treated
                                                ----
as such for the Valuation Model. Each party has consulted its own tax advisors with respect to the tax consequences of the Merger. The Company Stockholders shall not be liable to the Company, Surviving Corporation or Parent for any taxes incurred by the Company, Surviving Corporation or Parent for taxes incurred by them, and except for a breach of Section 5.11 below, nor shall the Company, Surviving Corporation or Parent be liable to the Company Stockholders for taxes incurred by them, if the Merger does not constitute a reorganization within the meaning of Section 368 of the Code.

      1.13  Taking of Necessary Action; Further Action.  If, at any time after
            ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     For purposes of this Article II, references to the Company shall encompass any predecessor of the Company, except with respect to such references that appear in Sections 2.1 through 2.5, 2.25, and 2.27 through 2.29. The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in Exhibit C attached hereto (referencing the
                              ---------
appropriate section and paragraph numbers), as follows:

      2.1   Organization of the Company.  The Company is a corporation duly
            ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "Company Material Adverse Effect") or could reasonably be expected to have a
 -------------------------------
material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Surviving Corporation based on the current management's plans as of the Agreement Date (hereinafter referred to as a "Surviving Corporation Material Adverse Effect"). The Company has
         ---------------------------------------------
delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent. Exhibit C lists the directors and
                                            ---------
officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

      2.2   Company Capital Structure.  As of the Agreement Date:
            -------------------------

            (a) The authorized capital stock of the Company consists of 18,500,000 shares of Common Stock, none of which is issued and outstanding, and 5,500,000 shares of Preferred Stock. Of such authorized Preferred Stock, 3,500,000 shares are designated "Series A Preferred Stock" and 2,839,274 are
                                 ------------------------
issued and outstanding. There are no other classes or series of capital stock of the Company of any kind outstanding. The Company capital stock is held by the persons, with the domicile addresses and in the amounts set forth on
Exhibit C. All outstanding shares of Company capital stock are duly authorized,
---------
validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

            (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

      2.3   Subsidiaries.  The Company does not have any subsidiaries and does
            ------------
not otherwise own any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has never had any subsidiaries and has never otherwise owned shares in the capital of or any interest in or control, directly or indirectly of, any other corporation, partnership association, joint venture or other business entity.

      2.4   Authority.  The Company has all requisite corporate power and
            ---------
authority to enter into this Agreement and all agreements required by the terms hereof to be entered into by the Company (the "Company Ancillary Agreements")
                                               ----------------------------
and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on its part to authorize the Agreement and the Company Ancillary Agreements and the transactions contemplated hereby and thereby (other than the approval of the Company Stockholders). This Agreement has been and the Company Ancillary Agreements will be at or prior to the Closing duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5  No Conflict.  The execution and delivery of this Agreement and the
          -----------
Company Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation and Bylaws the
---------
Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which such conflict, violation, default or (if exercised) right would have a Company Material Adverse Effect or could reasonably be expected to have a Surviving Corporation Material Adverse Effect.

      2.6 Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Company or by which the Company is bound (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as have previously been obtained or as may be required under applicable securities laws thereby, and (ii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware.

      2.7 Company Financial Statements.  Exhibit C sets forth the Company's
          ----------------------------   ---------
unaudited balance sheet as of December 31, 1996, and the related unaudited statements of income and cash flow for year then ended (the "1996 Financials")
                                                             ---------------
and the Company's unaudited balance sheet of June 30, 1997, and the related unaudited statements of income and cash flow for the six (6) months then ended (the "1997 Financials" and, collectively, the "Company Financials"). The 1996
      ---------------                          ------------------
Financials and the 1997 Financials are correct in all material respects and have been prepared in accordance with United States generally accepted accounting principles ("USGAAP") applied on a basis consistent throughout the periods
             ------
indicated and consistent with each other. The Company Financials present fairly in all material respects the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the 1997 Financials, to normal year-end adjustments. The Company's Balance Sheet as of December 31, 1996 shall be referred to as the "Balance Sheet."
 -------------

      2.8 No Undisclosed Liabilities.  Except as set forth in Exhibit C, the
          --------------------------                          ---------
Company has no material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with USGAAP), which (i) has not been reflected in the Balance Sheet or in the Company Financials, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1996.

      2.9 No Changes.  Except as set forth in Exhibit C, since June 30, 1997,
          ----------                          ---------
there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) to the knowledge of the Company, labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g) revaluation by the Company of any of its material assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) any agreement, contract, lease or commitment (collectively a "Company Agreement") or any extension or modification the terms of any Company
------------------
Agreement which (i) involves the payment of greater than $25,000 per annum or which extends (and cannot be terminated without penalty) for more than one year,
(ii) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices, or (iii) involves the sale of any material assets;

          (k) sale, lease, license or other disposition of any of the material assets or properties of the Company, or any creation of any security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practices;

          (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (o) the commencement or notice or, to the knowledge of the Company, threat of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs;

          (p) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.13 below) or notice of infringement by the Company of any third party's Intellectual Property rights;

          (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.13 below) to the Company;

          (s) any event of which the Company is aware and which is not generally applicable to similar companies in the Company's industry that has or would have a Company Material Adverse Effect or could reasonably be expected to have a Surviving Corporation Material Adverse Effect; or

          (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through
(s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.10  Tax Matters.
            -----------

            (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
                 -------------------                                        ---
or, collectively, "Taxes," means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)  Tax Returns and Audits.  Except as set forth in Exhibit C:
                 ----------------------                          ---------

                    (i) The Company as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports "Returns") relating to any and all Taxes concerning or attributable to
         -------
the Company, or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                   (ii) The Company as of the Closing Date (A) will have paid or accrued all Taxes it is required to pay or accrue as shown on the Returns and
(B) will have withheld and timely remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted.

                  (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) To the knowledge of the Company, no audit or other examination of any Return of the Company, is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with USGAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                  (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns filed for all years as to which any applicable statute of limitations has not expired.

                 (vii) There are no Liens of any sort on the assets of the Company the relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                (viii) The Company Stockholders have no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on any material assets of the Company.

                  (ix) As of the Closing, there will not be any contract, agreement, plan or arrangement, with the exception of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under Sections 162, 280G or 404 of the Code.

                  (x) The Company is not a party to a tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                 (xi) The Company uses the accrual method of accounting for income tax purposes and its tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

      2.11  Restrictions on Business Activities.  There is no agreement
            -----------------------------------
(noncompete or otherwise), contract, commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company or which has or may limit the freedom of the Company to engage in any line of business or to compete with any person, other than this Agreement and the Company Ancillary Agreements. The Company has not entered into any agreement under which the Company is prohibited from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.12  Title to Properties; Absence of Liens and Encumbrances; Condition of
            --------------------------------------------------------------------
Equipment.
---------

            (a) The Company does not own any real property, nor has it ever owned any real property. Exhibit C sets forth a list of all real property
                         ---------
currently leased by the Company and the Company has delivered to Parent copies of all applicable leases. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) on the part of the Company or, to the knowledge of the Company, on the part of any other party.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the

Company Financials or in Exhibit C and except for liens for taxes not yet due
                         ---------
and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

            (c)  Exhibit C lists all material items of equipment (the
                 ---------
"Equipment") owned or leased by the Company and such Equipment is, taken as a
 ---------
whole, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

            (d) The Company is entitled to possess and use all customer files and other customer information relating to Company's customers in the possession or control of the Company (the "Customer Information").
                                --------------------

      2.13  Intellectual Property.
            ---------------------

            (a) For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following and
             ---------------------
all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

            "Intellectual Property of Company" shall mean any Intellectual
             --------------------------------
Property that: (i) is owned by or exclusively licensed to the Company, or (ii) which is necessary to the operation of the Company, including the design, manufacture and use of the products or performance of the services of the Company as it currently is operated or is reasonably anticipated by the current management of the Company as of the Agreement Date to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive assignment or license in favor of clients of the Company.

            (b)  Exhibit C lists all of Company's United States and foreign: (i)
                 ---------
patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of Company that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government or other public legal authority (all of the foregoing, the "Registered Intellectual Property").
 --------------------------------

            (c) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all documents and certificates necessary to maintain such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

            (d)  The contracts, licenses and agreements listed in Exhibit C
                                                                  ---------
include all contracts, licenses and agreements, to which the Company is a party relating in any material respect to any Intellectual Property with a stated value or cost in excess of $10,000, other than "shrink wrap" and similar commercial end-user licenses.

            (e)  The contracts, licenses and agreements listed in Exhibit C
                                                                  ---------
relating to the Intellectual Property of Company are in full force and effect. The Company is in compliance with, and has not breached any term of, the contracts, licenses and agreements listed in Exhibit C, and, to the knowledge of
                                             ---------
the Company, all other parties to the contracts, licenses and agreements listed in Exhibit C are, in material compliance with, and have not breached any term
   ---------
of, such contracts, licenses and agreements. Following the Closing Date, Surviving Corporation will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed in Exhibit C without the
                                                       ---------
payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay, assuming the Surviving Corporation's compliance with the terms thereof.

            (f) To the knowledge of the Company, the Company has not granted to any Person, or authorized any Person to retain, any rights in the Intellectual Property of Company.

            (g) The Company owns and has good and exclusive title to each item of Intellectual Property listed in Exhibit C, free and clear of any lien or
                                   ---------
encumbrance; and the Company owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of Company.

            (h) The operation of the business of the Company as it currently is conducted, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, does not infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition.

            (i) The Company has not received notice from any person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any person, violates the rights of any person (including rights to privacy or publicity), or constitutes unfair competition.

            (j) The Company owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted or is reasonably contemplated by the current management of the Company as of the Agreement Date to be conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by the Company or under development by the Company and the performance of all services provided by the Company.

            (k)  Exhibit C lists all contracts, licenses and agreements between
                 ---------
the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or such other Person of the Intellectual Property rights of any other person.

            (l) There are no contracts, licenses and agreements between the Company and any other person with respect to Intellectual Property of Company under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder which could have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

            (m) To the knowledge of the Company, no person is infringing or misappropriating any of the Intellectual Property of Company.

            (n) To the knowledge of the Company, there are no Intellectual Property claims of infringement or misappropriation of Intellectual Property asserted against the Company or against any customer of the Company, related to any product or service of the Company.

            (o) No Intellectual Property of Company or product or service of the Company is subject to any outstanding decree, order, judgment, or stipulation specifically applicable to and naming the Company restricting in any manner the use or licensing thereof by the Company.

            (p) The Company has, and enforces, a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms and all current and former employees and contractors of the Company have executed such an agreement.

            (q) No (i) product, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person, nor is the Company aware of any such claim asserted against the Company.

      2.14  Agreements, Contracts and Commitments.
            -------------------------------------

            (a) The Company is not a party to, nor is it bound by (other than this Agreement and the Company Ancillary Agreements):

                      (i)  any collective bargaining agreement,

                     (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                    (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                     (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                     (vi)  any fidelity or surety bond or completion bond,

                    (vii) any lease of personal property having a value individually in excess of $25,000,

                   (viii)  any agreement of indemnification or guaranty,

                     (ix) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

                      (x) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                     (xi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                    (xii) any purchase order or contract for the purchase of materials involving $25,000 or more,

                   (xiii)  any construction contracts,

                    (xiv) any distribution, joint marketing or development agreement, or

                     (xv) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

            (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, license or commitment to which it is a party or by which it is bound (any such agreement, contract, license or commitment, a "Contract"), nor is the Company aware of any event that would
               --------
constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and to the knowledge of the Company, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger so that all such Contracts will remain in effect without modification after the Closing.

      2.15  Interested Party Transactions.  No officer, director or stockholder
            -----------------------------
of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

      2.16  Governmental Authorization.  Exhibit C lists each consent, license,
            --------------------------   ---------
permit, grant or other authorization issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and
-----------------------
effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

      2.17  Litigation.  There is no action, suit or proceeding of any nature
            ----------
pending, or to the Company's knowledge threatened, against the Company, its properties or any of its officers or directors, nor, to the knowledge of the Company, is there any reasonable basis therefor which if adversely determined could reasonably be expected to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect. There is no investigation pending or, to the

Company's knowledge threatened, against the Company, its properties or any of its officers or directors (nor, to the best knowledge of the Company, is there any reasonable basis therefor) by or before any governmental entity. To the knowledge of the Company, no governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     2.18 Accounts Receivable.
          -------------------

          (a) The Company has made available to Parent a list of all accounts receivable of the Company as of July 31, 1997 ("Accounts Receivable") along with
                                                -------------------
the number of days elapsed since such invoice.

          (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with USGAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     2.19 Minute Books.  The minutes of the Company made available to counsel
          ------------
for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its stockholders or actions by written consent since the time of incorporation of the Company.

     2.20 Environmental Matters.
          ---------------------

          (a)  Hazardous Material.  The Company has not: (i) operated any
               ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PBS, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and
-------------------
safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities.  The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has either the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits. The Company currently holds all environmental approvals,
               -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d)  Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company which could reasonably be expected to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability which could reasonably be expected to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

     2.21 Brokers' and Finders' Fees; Third Party Expenses.  Except as set forth
          ------------------------------------------------
in Exhibit C, the Company has not incurred, nor will it incur, directly or
   ---------
indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Exhibit C sets forth the Company's current reasonable
                      ---------
estimate of all third party expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22 Employee Benefit Plans and Compensation.
          ---------------------------------------

          (a) For purposes of this Section 2.22, the following terms shall have the meanings set forth below:

                    (i)   "Employee Plan" shall refer to any plan, program,
                           -------------
policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee" (as defined below), and pursuant to which the Company has or may have any material liability, contingent or otherwise; and

                    (ii)  "Employee" shall mean any current, former, or retired
                           --------
employee, officer, or director of the Company.

                    (iii) "Employee Agreement" shall refer to each employment,
                           ------------------
severance, consulting or similar agreement or contract between the Company and any Employee;

          (b)  Schedule.  Exhibit C contains an accurate and complete list of
               --------   ---------
each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any commitment to do any of the foregoing.

          (c)  Documents.  The Company has provided to Parent: (i) correct and
               ---------
complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company
                                          ---
Employee Plan; (vi) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; and (vii) copies of all written communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

          (d)  Employee Plan Compliance.  (i) The Company has performed all
               ------------------------
obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code, in all material respects; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, Parent or Sub (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) the Company is not subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or
Section 4975 through 4980 of the Code.

          (e)  Pension Plans.  The Company does not now, nor has it ever,
               -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f)  Multiemployer Plans. At no time has the Company contributed to or
               -------------------
been requested to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations.  No Company Employee Plan
               ------------------------------
provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Continuing Liabilities.  No Employee Plan provides, or has any
               ----------------------
liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (i)  No Conflicts.  The execution of this Agreement and the
               ------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (j)  Employment Matters.  The Company (i) is in compliance with all
               ------------------
applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (k)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending, or to the knowledge of the Company, threatened. The Company is not involved in or to the knowledge of the Company threatened with any labor dispute, grievance, or litigation relating to labor, safety, discrimination, or harassment matters involving any Employee, including, without limitation, charges of unfair labor practices, discrimination, or harassment complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company, Parent or Sub. The

The Company is not presently, nor has it in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.23 Insurance.  Exhibit C lists all insurance policies and fidelity bonds
          ---------   ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage) in all material respects. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.24 Compliance with Laws.  The Company has complied with, is not in
          --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where such failure to comply or such violation could not reasonably be expected to have a Company Material Adverse Effect.

     2.25 Warranties; Indemnities.  Exhibit C sets forth a summary of all
          -----------------------   ---------
warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom in any respect. Exhibit C also indicates all warranty and
                                   ---------
indemnity claims in excess of $25,000 made against the Company.

     2.26 Complete Copies of Materials.  The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.27 Representations Complete.  None of the representations or guarantees
          ------------------------
made by the Company or the Principal Stockholders (as modified by the Exhibit
                                                                      -------
C), nor any statement made in Exhibit C or any certificate furnished by the
                              ---------
Company or the Company Stockholders pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Company Stockholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.28 Business Plan.  The Company has provided to Parent a current, accurate
          -------------
and detailed business plan for the Company's planned operations during the twelve months following the Closing Date which includes, without limitation, a description of the Company's capital requirements, staffing needs, and a pro forma income statement. The business plan is attached to Exhibit C hereto. The
                                                          ---------
Company makes no representation with respect to the Company's or the Surviving Corporation's ability to execute such business plan except that it reasonably believes that the assumptions underlying the business plan and the projections in the business plan are reasonable under the circumstances.

     2.29 Backlog Report.  The Company has provided to Parent a detailed and
          --------------
accurate list of all orders booked but not yet completed, giving the status of each order as of a recent date. The backlog report is attached to Exhibit C
                                                                   ---------
hereto.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly represent and warrant to the Company and the Company Stockholders as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Utah. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets) financial condition or results of operation of Parent or Sub taken together as a whole (a "Parent Material Adverse Effect").
          ------------------------------

     3.2  Authority.  Parent and Sub have all requisite corporate power and
          ---------
authority to enter into this Agreement and all agreements required by the terms hereof to be entered into by Parent or Sub (the "Parent Ancillary Agreements")
                                                 ---------------------------
and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no further action is required on the part of either Parent or Sub to authorize the Agreement and the Parent Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been and the Parent Ancillary Agreements will be at or prior to the Closing duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3  No Conflict.  The execution and delivery of this Agreement and the
          -----------
Parent Ancillary Agreements by Parent and Sub do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with (i) any provision of the respective Articles of Incorporation or Bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which either Parent or Sub or any of their respective parties is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of Parent or Sub.

     3.4  Consents.  No consent, waiver, approval, order or authorization, or
          --------
registration, declaration or filing with, any Governmental Entity or any third party is required by or with respect to either of Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.5  Capital Structure.
          -----------------

          (a) The authorized stock of Parent consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 30,372,368 shares of Common Stock are issued and outstanding as of August 29, 1997, and 38,188,501 shares of Preferred Stock, $0.001 par value, of which (x) 18,678,500 shares are designated Series A Preferred Stock, 18,518,500 of which are issued and outstanding as of the Agreement Date, and (y) 9,310,001 shares are designated Series B Preferred Stock, all of which are issued and outstanding as of August 29, 1997 and (z) 10,200,000 shares are designated Series C Preferred Stock, 8,454,580 of which are issued and outstanding as of August 29, 1997. There are no other classes or series of capital stock of Parent of any kind outstanding or issuable. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) Parent has also reserved (i) 3,900,000 shares of Common Stock for issuance to employees and consultants pursuant to Parent's 1996 Stock Option Plan and the 1996 Equity Compensation Plan, (ii) 160,000 shares of Series A Preferred Stock for issuance upon the exercise of outstanding warrants to purchase Series A Preferred Stock (the "Warrant Stock"), (iii) 160,000 shares of
                                        -------------
Common Stock for issuance upon conversion of the Warrant Stock, (iv) 1,000,000 shares of Common Stock for issuance upon the exercise of warrants issued or outstanding warrants to purchase issuable pursuant to the Company's Affiliate Warrant Program, and (v) 24,000,000 shares of Common Stock for issuance under the Company's 1997 Acquisition Stock Option Plan. There are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend, or enter into any such option, warrant, call, right, commitment or agreement.

          (c) The shares of Parent Common Stock to be issued pursuant to the Merger (including any shares issued pursuant to the exercise of any options to be granted pursuant to Article V) will be duly authorized, validly issued, fully paid and non-assessable.

          (d) All shares of the capital stock of Sub have been validly issued, are fully paid and nonassessable, are free of any liens or encumbrances, are not subject to any right of first refusal and are owned by Parent.

     3.6  Brokers' and Finders' Fees. Parent has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.7  No Changes. Except as otherwise disclosed in this Agreement, the
          ----------
information contained in the Confidential Offering Memorandum dated February 1997, relating to Parent's Series C Preferred Stock offering (i) was true and correct as of its date, (ii) accurately described Parent's business, operating results, financial condition, and, to Parent's knowledge, prospects as of its date, (iii) contained no untrue statement of a material fact as of its date, and (iv) omitted no material fact necessary to make the statements contained therein, in light of the circumstances under which made in such document, not misleading as of its date. None of the representations made by Parent as of the Agreement Date, or any certificate or Exhibit furnished by Parent pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

     3.8  Complete Copies of Materials.  Parent has delivered or made available
          ----------------------------
true and complete copies of each document (or summaries of same) that has been requested by the Company or its counsel, including without limitation the Articles or Certificate of Incorporation and Bylaws of Parent and Sub, in each case as amended to date.

     3.9  Parent Financial Statements.  Parent has provided to the Company the
          ---------------------------
Parent's audited balance sheets as of December 31, 1995 and 1996 and the related audited statements of income and cash flow for the years then ended, and the Parent's unaudited balance sheet as of June 30, 1997, and the related unaudited statements of income and cash flow for the six months then ended (the "Parent
                                                                       ------
Financials").  The Parent Financials are correct in all material respects and
----------
have been prepared in accordance with USGAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Parent Financials present fairly in all material respects the financial condition, operation results and cash flows of the Parent on a consolidated basis as of the dates and during the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end adjustments.

     3.10 Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending, or to Parent's knowledge threatened, against Parent, its properties or any of its officers or directors, nor to the knowledge of Parent, is there any reasonable basis therefor which if adversely determined could reasonably be expected to have a Parent Material Adverse Effect. There is no investigation pending or, to Parent's knowledge threatened, against Parent, its properties or any of its officers or directors (nor, to the best knowledge of Parent, is there any reasonable basis therefor) by or before any governmental entity. To the knowledge of Parent, no governmental entity has at any time challenged or questioned the legal right of Parent to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     3.11 Compliance with Laws.  Parent has complied with, is not in violation
          --------------------
of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where such failure to comply or such violation could not reasonably be expected to have a Parent Material Adverse Effect.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of present officers and key employees and preserve relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Except for recourse loans by the Company, to Company employees or directors that will allow them to exercise their options to purchase Company Common Stock in connection with the Agreement, which loans shall be secured by the Company Common Stock issued upon the exercise of such options (and proceeds thereof), enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in Section 2.9 hereof;

          (b) Transfer to any person or entity any rights to the Intellectual Property of Company;

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in Exhibit C;
                      ---------

          (e)  Commence any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except in each case shares issued upon the exercise of options to purchase Company Common Stock outstanding on the date hereof;

          (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except in each case shares issued upon the exercise of options to purchase Company Common Stock outstanding on the date hereof;

          (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws other than amendment to its Certificate of Incorporation to increase the number of authorized shares of Company capital stock, to create a Series B Preferred Stock, and possibly change the conversion ratio of the Preferred Stock in a manner that does not adversely affect Parent or Sub;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (k) Incur in excess of $10,000 of any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except (i) except for recourse loans by the Company to Company employees or directors that will allow them to exercise their options to purchase Company Common Stock in connection with the Agreement, which loans shall be secured by the Company Common Stock issued upon the exercise of such options (and proceeds thereof), or (ii) in the ordinary course of business and consistent with past practices;

          (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials (or the notes thereto);

          (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Enter into any strategic alliance or joint marketing arrangement or agreement; or

          (s) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Effective Time or the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (and will not permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Confidentiality.  Each of the parties hereto hereby agrees to keep
          ---------------
such information or knowledge obtained pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential (including without limitation any information obtained by Parent or Sub pursuant to Section 5.4); provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party,
(b) is or becomes generally known to the public and did not become so known through any violation of law or this Agreement by the non-disclosing party, (c) is later lawfully acquired by such party from other sources, (d) is required to be disclosed by order of court or government agency after seeking any reasonably available protection against general disclosure or (e) which is disclosed in the course of any litigation between any of the parties hereto; it being understood that the parties may disclose relevant information and knowledge to their respective employees and agents on a need to know basis, provided that the parties cause such employees and agents to treat such information and knowledge confidentially.

     5.2  Expenses.  Whether or not the Acquisition is consummated, all fees and
          --------
expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.3  Post-Closing Employment of Company Employees.
          --------------------------------------------

          (a) Company shall terminate each employee of Company on and as of the Closing Date, effective as of close of business on the Closing Date. Parent will hire on the Closing Date, effective as of the close of business on the Closing Date, on an "at will" basis and subject to Parent's terms, conditions and policies of employment, if any, each of those persons who are employed by Company and are terminated by Company on the Closing Date pursuant to the foregoing sentence. Nothing contained in this Section is intended or shall be deemed to (a) require Parent to employ such persons for any fixed or pre-determined time after the Closing, or (b) confer upon any employee of Company, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section are intended to set forth an agreement among Parent and Company, and are not intended to benefit any persons not party to this Agreement, including such employees. Parent and Company hereby agree to adopt the alternate procedure of Rev. Proc. 96-60 for purposes of employer payroll withholding.

          (b)  In connection with hiring the Company's employees (the "New
                                                                      ---
Employees") as set forth in Section 5.3(a) above, Parent shall grant to the New
---------
Employees incentive stock options and will grant to certain consultants nonqualified stock options to purchase Parent Common Stock in an aggregate number equal to the number of shares paid as the Original Purchase Price. Such incentive stock options shall be issued to the New Employees and such nonqualified stock options shall be issued to such consultants, in the amounts, requested by the Company in writing at the Closing. The exercise price of each option shall be the fair market value of the Common Stock subject to such option on the Closing Date as determined in good faith and authorized by the Board of Directors of the Parent. Such options shall not be exercisable at the date of grant, but shall become exercisable as to one-thirty-sixth (1/36) of the shares subject to such option each month after the agreement date of this Agreement, provided, however, that no option shall become exercisable with respect to any shares at any time following the date that the New Employee to whom the option was granted ceases to be an employee or consultant of the Parent (an "Employee
                                                                      --------
Termination"), and provided further that the term of any such option shall
-----------
expire if not exercised, and to the extent not exercisable, ninety (90) days after the date of the Employee Termination. Accordingly, any New Employee who receives an option must exercise it (but only to the extent then exercisable), if at all, within ninety (90) days after an Employee Termination. Notwithstanding the foregoing, in the event of any Employee Termination due to the death or disability of the New Employee, the New Employee or his estate shall have twelve (12) months to exercise the option to the extent it was exercisable on the date of the Employee Termination; thereafter, the option shall terminate as to any unexercised portion. New Employee acknowledges that New Employee may be taxed under the Code on the difference between the fair market value of shares purchased pursuant to any exercised option less the exercise price paid on the date of any such exercise and that the Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to the Parent. New Employee also acknowledges that there may be state or local tax due upon exercise of the option, and that any such tax is the obligation of the New Employee and not the Parent. The terms of the options as described in this paragraph are subject to the definitive form of option agreement attached hereto as Exhibit B.
   ---------

          (c) Also in connection with hiring the New Employees and the consultants (as described in Section 5.3(b)), Parent agrees to issue to each of them a bonus payable in Parent Common Stock equal to the aggregate exercise price of the options described in Section 5.3(b) above. Such bonus shall be, as to each such person, for such number of shares of Parent Common Stock as shall be equal, on the date paid, and in the good faith judgment of the Parent's Board of Directors, to the aggregate exercise price of the exercisable portion of the option granted to such person described in the foregoing paragraph. The bonus payment described in this paragraph shall be made to such person on the earlier of: (i) in the event that the New Employee's employment by or the consultant's consulting relationship with Parent or any wholly owned subsidiary of Parent terminates before the date three years subsequent to the date of this Agreement, on the date of such termination (but only that number of shares required pursuant to this paragraph), (ii) if on the date three years subsequent to the date of this Agreement the Parent shall have a class of equity securities that has been publicly traded on a national exchange or quotation system for at least 180 days, then on such date three years subsequent to the date of this Agreement and (iii) in the event that on the date three years subsequent to the date of this Agreement the Parent shall not have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for at least 180 days, then on the first business day after the date three years subsequent to the date of this Agreement that the Parent shall have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for 180 days. The Company acknowledges that there may be federal, state or local tax due upon receipt of the bonus, that Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to Parent, and that any such tax is the obligation of the New Employee and not the Parent.

          (d)  In addition to the stock option (the "Original Option") and stock
                                                     ---------------
bonus grants described in subsections (b) and (c) of this Section, in the event that any additional shares of Parent's Common Stock are issued pursuant to the Purchase Price Adjustment provisions of Section 1.10, an additional option, in form and substance substantially similar to the Original Option (but with an exercise price determined based on the date of issuance) (the "Additional
                                                               ----------
Option"), and an additional stock bonus commitment (the "Additional Stock
------                                                   ----------------
Bonus") proportionate to the Additional Option, in form and substance substantially similar to that described in paragraph (c) of this Section, shall be issued by the Parent to any then-remaining employee of Parent or Sub who received an Original Option. The number of shares subject to any such Additional Option shall be calculated by taking the number of shares issued pursuant to such Purchase Price Adjustment provisions multiplied by three (3) and then determining the individual recipients' pro rata share based on the number of shares subject to each recipient's Original Option compared to the number of shares subject to the total of Original Options granted to then remaining employees. For each recipient, the number of shares granted in the Additional Stock Bonus shall be proportionate to the Additional Option. Any such Additional Options and Additional Stock Bonuses shall be granted at the next regularly scheduled meeting of the Parent's board of directors following the date of any Purchase Price Adjustment pursuant to Section 1.10.

          (e) Parent shall use commercially reasonable efforts to permit all New Employees to transfer their respective accounts under the Company's 401(k) Plan into Parent's 401(k) Plan.

     5.4  Access to Information.  Each of the Company and Parent shall afford
          ---------------------
the other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of such party as the requesting party may reasonably request. Each of the Company and Parent agrees to provide the other and their respective accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this
Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5  Public Disclosure.  Unless otherwise required by law, prior to the
          -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.6  Consents.  The Company shall use its best efforts to obtain the
          --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Exhibit C) so as to preserve
                                                 ---------
all rights of, and benefits to, the Company thereunder.

     5.7  FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.8  Best Efforts.  Subject to the terms and conditions provided in this
          ------------
Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9  Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.11 Section 368 Compliance.  From and after the Effective Time, neither
          ----------------------
Parent, Sub, or the Company shall take any action that will cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

     5.12 Parent Policies.  Parent has provided to the Company a true and
          ---------------
correct copy of Parent's policies regarding the operation of subsidiary entities such as the Company will be following the Merger. The Company acknowledges and agrees that such policies, or any such amended or replacement policies that are reasonably similar in scope, nature or effect, are anticipated to be in place following the Merger, and the Company hereby indicates its intention to act in substantial compliance with all such policies. Such policies shall not provide for Parent overhead allocations from Parent to Company or Sub, unless otherwise agreed in advance by the parties.

     5.13 Tax Returns.  The Company shall prepare or cause to be prepared and
          -----------
file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date, including without limitation the income Tax Returns for the 1996 Tax year for which the Company has filed an extension.
Such Returns shall be prepared in accordance with applicable law and past practices consistently applied. The Company shall permit Parent to review and comment on each such Tax Return prior to filing.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b)  Litigation.  There shall be no action, suit, claim or proceeding
               ----------
of any nature pending, or overtly threatened, against Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

     6.2  Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of Parent.  Company shall have been provided with a
               ---------------------
certificate executed on behalf of Parent by its President to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by Parent and Sub in this Agreement are true and correct in all material respects;

                    (ii) all covenants and obligations of this Agreement to be performed by Parent on or before such date have been so performed in all material respects.

          (c)  Claims.  There shall not have occurred any claims (whether or not
               ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Parent Material Adverse Effect.

          (d)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the business, assets (including intangible assets), financial condition, results of operations of Parent, taken as a whole since July 31, 1997.

          (e)  Offer Letters.  Parent shall have been delivered to each of the
               -------------
Company Executives employment offer letters in substantially the form of the drafts of such letters delivered to the Company Executives on the date this Agreement is executed and delivered.

     6.3  Additional Conditions to the Obligations of Parent and Sub.  The
          ----------------------------------------------------------
obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of the Company.  Parent shall have been provided with
               --------------------------
a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by the Company in this Agreement are true and correct in all material respects; and

                    (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

          (c)  Claims.  There shall not have occurred any claims (whether or not
               ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Company Material Adverse Effect or Surviving Corporation Material Adverse Effect.

          (d)  Third Party Consents.  Any and all consents, waivers, and
               --------------------
approvals listed in Exhibit C shall have been obtained.
                    ---------

          (e)  Company Stockholders Agreement; Company Executives Agreement.
               ------------------------------------------------------------
Parent and each of the Company Stockholders shall have executed and delivered the Company Stockholders Agreement in substantially the form attached hereto as Exhibit D1 and the Representative shall have been appointed as the
----------
representative of the Company Stockholders and Parent and each of the Company Executives shall have executed and delivered the Company Executives Agreement in substantially the form attached hereto as Exhibit D2.
                                          ----------

          (f)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), or financial condition of the Company since July 31, 1997.

          (g)  Company Stockholder Approval.  Each of the Company Stockholders
               ----------------------------
shall have approved this Agreement and the Merger and the transactions contemplated thereby, and no Company Stockholder shall have exercised, or have any continuing right to exercise, appraisal, dissenters' or similar rights by virtue of the Merger.

          (h)  Indemnification and Escrow Agreement.  The Company Stockholders
               ------------------------------------
shall have executed and delivered to Parent the Indemnification and Escrow Agreement in substantially the form of Exhibit E.
                                       ---------

          (i)  Broadview Letter Agreement.  The Company shall have received from
               --------------------------
Broadview a binding agreement or receipt acknowledging payment in full satisfaction of any and all obligations owed by the Company to Broadview under the Broadview Letter Agreement.

          (j)  Termination of Indemnification Agreements. The Company shall have
               -----------------------------------------
entered into binding agreements with each person it is contractually required to indemnify amending such indemnification agreements to provide that neither the Company nor its successors or assigns, including without limitation, the Surviving Corporation, is obligated to indemnify such person against Losses with respect to which such person, as a Company Stockholder, is obligated to indemnify the Company or its successors or assigns, including without limitation, the Surviving Corporation.

          (k)  Assumption of Silicon Valley Bank Credit Facilities.  Surviving
               ---------------------------------------------------
Corporation shall be entitled to assume, effective as of the Effective Date, the Company's credit facilities with Silicon Valley Bank on terms satisfactory to Surviving Corporation and Parent.

                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1  Survival of Representations and Warranties.  All of the Company's
          ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate on the second anniversary of the Effective Time; provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof or relating to environmental laws or matters set forth in Section 2.20 hereof, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax or environmental laws or matters. All of Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the second anniversary of the Effective Time.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred by November 1, 1997; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of Sub or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten (10) calendar days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by Parent, Sub or Company if an event having a Company Material Adverse Effect shall have occurred after the date of this Agreement.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.1 and 5.2 and
Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  Except as is otherwise required by applicable law after
          ---------
the Company Stockholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver.   At any time prior to the Effective Time, Parent
          -----------------
and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

                    USWeb Corporation
                    2880 Lakeside Drive
                    Santa Clara, California  95054
                    Attn:  Chief Financial Officer
                    Telecopy No.:  (408) 987-3240

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Attention:  Mark Bonham, Esq.
                    Telecopy No.:  (650) 493-6811

          (b)  if to Company to:

                    Internet Cybernautics, Inc.
                    85 Liberty Ship Way
                    Sausalito, California 94965
                    Attention:  Chief Executive Officer
                    Telecopy No.:  (415) 289-5032

                    with a copy to:

                    Morrison & Foerster, LLP
                    425 Market Street
                    San Francisco, California 94105
                    Attention:  Gavin Grover, Esq.
                    Telecopy No.:  (415) 268-7522

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, and Exhibits hereto and
          ----------------------------
the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Parent, Sub, the Company and the Company Stockholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


INTERNET CYBERNAUTICS, INC.                   USWEB CORPORATION



By:  /s/ Keith Schaefer                       By:  /s/ Joseph P. Firmage
   ---------------------------------              ------------------------------
    Keith Schaefer, President                     Joseph P. Firmage,Chief
                                                  Executive Officer


ESCROW AGENT                                  USWEB ACQUISITION CORPORATION 113


By:  /s/ James J. Heffernan                   By: /s/ James J. Heffernan
   ---------------------------------            -------------------------------
   James J. Heffernan, Secretary of               James J. Heffernan, President
   USWeb Corporation



[SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION]

                               INDEX OF EXHIBITS

EXHIBIT         DESCRIPTION
-------         -----------

Exhibit A       Form of Valuation Model

Exhibit B       Form of Option Agreement

Exhibit C       Schedule of Exceptions

Exhibit D1      Form of Company Stockholders Agreement

Exhibit D2      Form of Company Executives Agreement

Exhibit E       Form of Indemnification and Escrow Agreement

                                   EXHIBIT A
                                   ---------

                                Valuation Model

                                   EXHIBIT B
                                   ---------

                            Form of Option Agreement

                                   EXHIBIT C
                                   ---------

                             Schedule of Exceptions

                                   EXHIBIT D1
                                   ----------

                     Form of Company Stockholders Agreement

                                   EXHIBIT D2
                                   ----------

                      Form of Company Executives Agreement

                                   EXHIBIT E
                                   ---------

                  Form of Indemnification and Escrow Agreement